UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2025

authID Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40747	46-2069547
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1580 N. Logan St., Suite 660, Unit 51767, Denver, Colorado 80222

(Address of principal executive offices) (zip code)

516-274-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock par value $0.0001 per share	AUID	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

On March 31, 2025, authID Inc. (the “Company”) entered into a securities purchase agreement with accredited investors (the “Purchase Agreement”), pursuant to which the Company agreed to issue and sell, in a registered offering (the “Offering”) an aggregate of 1,361,120 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a per share price of $4.50 per share and, in lieu of offering the Shares to certain investors that so choose, pre-funded warrants (the “Pre-Funded Warrants”) to purchase 450,000 shares of our common stock (the “Warrant Shares”). The purchase price of the Pre-Funded Warrant was $4.4999, which is equal to the price per share of the Shares, minus $0.0001, the exercise price of each Pre-Funded Warrant.

The Shares and the Pre-Funded Warrants including the Warrant Shares were offered and sold pursuant to a base prospectus, dated December 9, 2024, and a prospectus supplement, dated March 31, 2025, in connection with a takedown from the Company’s shelf registration statement on Form S-3 (Registration No. 333-283580). The Offering closed on April 1, 2025.

The Company retained Dominari Securities LLC (“Dominari”) and Madison Global Partners, LLC (“Madison”), as co-placement agents (collectively, Dominari and Madison are referred to as the “Placement Agents”) with respect to this Offering. The Company entered an engagement letter with Madison dated March 12, 2025, as amended on March 26, 2025 (the “Madison Engagement Agreements”), and a Placement Agency Agreement with Dominari dated March 31, 2025 (the “Placement Agency Agreement”).

The Company paid the Placement Agents’ fees including 7% of the gross proceeds from the sale of the shares sold by Madison and 8% of the gross proceeds from the sale of the shares sold by Dominari. Madison was also paid a cash fee of 3% of the gross proceeds from the sale of shares to investors introduced to the Company by Dominari in the Offering. In addition, the Company issued Madison warrants (the “Madison Warrants”) to purchase up to 80,999 shares of common stock of the Company, which are equal to 7% of the number of Shares placed by Madison in the Offering and 3% of the number of Shares placed by Dominari in the Offering and issued Dominari warrants (the “Dominari Warrants”) to purchase up to 91,556 shares of common stock of the Company, which are equal to 8% of the number of Shares placed by Dominari in the Offering. The Madison Warrants and the Dominari Warrants have an exercise price of $4.50 per share. The Company agreed to reimburse the Placement Agents for legal fees and other expenses incurred by the Placement Agents in connection with the Offering. The Company reimbursed Madison $100,000 for legal fees and other expenses. In addition, the Company paid Madison a non-refundable advisory fee of $50,000 upon engagement and a $30,000 fee upon closing of the Offering. The Company reimbursed Dominari $100,000 for legal fees and other expenses. In addition, the Company paid Dominari a 1% management fee of the gross proceeds raised by Dominari.

The foregoing descriptions of the Purchase Agreement, the Pre-Funded Warrant, the Madison Engagement Agreements, the Placement Agency Agreement, the Madison Warrants and the Dominari Warrants are not complete and are qualified in their entirety by references to the full text of each the agreements that are filed as exhibits to this Current Report on Form 8-K and are incorporated by reference herein.

A copy of the opinion of Fleming PLLC relating to the validity of the securities issued in the Offering is filed herewith as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01  Financial Statements and Exhibits

(d) Index of Exhibits

Exhibit No.	Description
5.1	Opinion of Fleming PLLC
10.1*	Form of Securities Purchase Agreement, dated as of March 31, 2025, between the Company and accredited investors
10.2	Form of Pre-Funded Warrant dated April 1, 2025
10.3	Engagement Agreement dated as of March 12, 2025 between the Company and Madison Global Partners, LLC
10.4	Amendment to the Engagement Agreement dated as of March 26, 2025 between the Company and Madison Global Partners, LLC
10.5	Placement Agency Agreement between the Company and Dominari Securities LLC dated March 31, 2025
10.6	Stock Purchase Warrant issued to Madison Global Partners, LLC
10.7	Stock Purchase Warrant issued to Dominari Securities LLC
23.1	Consent of Fleming PLLC (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain schedules and exhibits to this agreement have been omitted pursuant to Instruction 4 to Item 1.01 of Form 8-K. A copy of any omitted schedule or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

authID Inc.

Date: April 1, 2025	By:	/s/ Edward Sellitto
	Name:	Edward Sellitto
	Title:	Chief Financial Officer

3